UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2005 (May 26, 2005)

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-15443	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act.
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
❒	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
❒	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.0    Entry into a Material Definitive Agreement

    On May 26, 2005, Theragenics Corporation® (the “Company”) entered into severance agreements with Mr. James MacLennan and Ms. Tracy Culver Caswell (collectively, the “Severance Agreements”). Prior to their resignations on May 8, 2005, Mr. MacLennan had been the Company’s Chief Financial Officer and Treasurer and Ms. Caswell had been the Company’s General Counsel and Corporate Secretary. The Severance Agreements provide that the resignations of Mr. MacLennan and Ms. Caswell shall be treated as a termination of employment by the Company without “Cause” under their respective employment agreements (collectively referred to as the “Employment Agreements”) with the Company. The Severance Agreements provide for severance benefits in the same amount that would be payable to Mr. MacLennan and Ms. Caswell upon a termination without Cause under their Employment Agreements, under previously granted equity incentive awards, and pursuant to Company policy. Under the Severance Agreements, the severance benefits that are tied to base salary are being paid as lump sums rather than salary continuation as contemplated under the Employment Agreements.

    Specifically, Mr. MacLennan will receive the following payments and benefits:

•
A lump sum payment to be made on June 3, 2005, equal to his annual base salary of $270,000 for two years (for a gross sum of $540,000), less all required deductions and withholdings and less $39,159.20 in attorneys’ fees and expenses previously incurred by Mr. MacLennan and paid by the Company;

•	A lump sum payment to be made on June 3, 2005, equal to his unused accrued vacation time in the amount of $8,227.82;
•
5,334 shares of common stock of the Company issuable as soon as practicable after December 31, 2005, which number of shares is the prorated portion of the 10,000 restricted stock rights (granted August 10, 2004 and scheduled to fully vest December 31, 2005) based on the date Mr. MacLennan resigned from the Company;

•
The number of shares of common stock of the Company that would be payable to Mr. MacLennan with respect to 9,500 performance restricted stock rights granted to him for the performance cycle beginning January 1, 2004 and ending December 31, 2006, but prorated based on his period of employment during the performance cycle;

•
The number of shares of common stock of the Company that would be payable to Mr. MacLennan with respect to 9,500 performance restricted stock rights granted to him for the performance cycle beginning January 1, 2005 and ending December 31, 2007, but prorated based on his period of employment during the performance cycle; and

•	The right to exercise his outstanding option to purchase a total of 60,000 shares of the Company’s common stock in accordance with the terms of his option award dated August 7, 2002.

    Mr. MacLennan has until June 2, 2005 to revoke the Severance Agreement. The effectiveness of Mr. MacLennan’s Severance Agreement is contingent upon his not revoking the Severance Agreement.

    Specifically, Ms. Caswell will receive the following payments and benefits:

•
A lump sum payment made on May 26, 2005, equal to her annual base salary of $180,000 for one year, less all required deductions and withholdings and less $19,579.20 in attorneys’ fees and expenses previously incurred by Ms. Caswell and paid by the Company;

•	A lump sum payment made on May 26, 2005, equal to her unused accrued vacation time in the amount of $1,517.75;
•
2,667 shares of common stock of the Company issuable as soon as practicable after December 31, 2005, which number of shares is the prorated portion of the 5,000 restricted stock rights (granted August 10, 2004 and scheduled to fully vest December 31, 2005) based on the date Ms. Caswell resigned from the Company;

•
The number of shares of common stock of the Company that would be payable to Ms. Caswell with respect to 5,000 performance restricted stock rights granted to her for the performance cycle beginning January 1, 2004 and ending December 31, 2006, but prorated based on her period of employment during the performance cycle;

•
The number of shares of common stock of the Company that would be payable to Ms. Caswell with respect to 5,000 performance restricted stock rights granted to her for the performance cycle beginning January 1, 2005 and ending December 31, 2007, but prorated based on her period of employment during the performance cycle; and

•
The right to exercise her outstanding options to purchase a total of 9,000 shares of the Company’s common stock under the Company’s stock incentive plan in accordance with the terms of her option awards dated September 8, 2000, and December 20, 2002.

    The number of shares of common stock issuable to Mr. MacLennan and Ms. Caswell with respect to their performance restricted stock rights are not yet determinable, but would normally be determinable as of the conclusion of the applicable Company performance cycles, which would normally end December 31, 2006 and December 31, 2007, respectively. The total number of shares that will become issuable to Mr. MacLennan with respect to his performance restricted stock rights will be at least 1,606 shares and not more than 10,715 shares, reflecting the minimum payout and maximum performance levels under the rights as prorated for his period of employment. The total number of shares that will become issuable to Ms. Caswell with respect to her performance restricted stock rights will be at least 845 shares and not more than 5,639 shares, reflecting the minimum payout and the maximum performance level under the rights as prorated for her period of employment. Descriptions of the performance restricted rights granted as long-term incentives are provided in the Company’s Form 8-K/A filed with the SEC on February 14, 2005 and in Exhibit 10.21 of the Company’s Form 10-K filed with the SEC on March 15, 2005, and such descriptions are hereby incorporated by reference.

    The rights, duties, and obligations of Mr. MacLennan and Ms. Caswell under the Employment Agreements (i) preventing them from competing with the Company or soliciting customers and employees, (ii) protecting proprietary information, inventions and copyrights, of the Company and (iii) the remedies related to (i) and (ii) are incorporated into the Severance Agreements and survive the termination of the Employment Agreements.

    The Severance Agreements provide for releases of claims by Mr. MacLennan and Ms. Caswell in favor of the Company and its employees, officers, directors, agents, affiliates, and attorneys, and by the Company in favor of Mr. MacLennan and Ms. Caswell. The Company’s release is contingent upon Mr. MacLennan’s and Ms. Caswell’s representations and warranties that they committed no wrongful acts with respect to the Company, nor directed any such acts. Any breach of such representations and warranties would render the Company’s releases of claims void with respect to any such wrongful act and the Company would be able to pursue such claims against Mr. MacLennan and/or Ms. Caswell. The Severance Agreements also contain mutual non-disparagement provisions for a period of five years.

    The foregoing description of the Severance Agreements is intended to be a summary only. The description is qualified in its entirety by reference to the full text of the Severance Agreements, which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement

        On May 26, 2005, the Company entered into the Severance Agreements described in Item 1.01, above, and incorporated herein. The Severance Agreements terminate and replace the Employment Agreements described in Item 1.01 above, except for the provisions described in Item 1.01 above that survive termination. The Employment Agreements are described under the heading “Executive Employment Agreements” in the proxy statement for the annual meeting of the Company’s stockholders held on May 10, 2005, filed with the Securities and Exchange Commission under Regulation 14A, and such descriptions are hereby incorporated by reference.

Item 9.01       Exhibits

10.1	Severance Agreement by and between Mr. James MacLennan and the Company, dated May 26, 2005.

10.2	Severance Agreement by and between Ms. Tracy Culver Caswell and the Company, dated May 26, 2005.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION® (Registrant)

Dated: June 2, 2005	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

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